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                                                        2003 - 4 PARTS AGREEMENT

                                                                [EXECUTION COPY]



               PROGRAM FOR ACCOUNTS RECEIVABLE TRANSFER AGREEMENT


THIS PROGRAM FOR ACCOUNTS RECEIVABLE TRANSFER AGREEMENT is made this 22 day of September, 2003 among BANK OF AMERICA, N.A. (together with any successor, "BANA"), UNIVERSAL FOREST PRODUCTS RMS, LLC, a Michigan limited liability company ("Client") and UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation ("Guarantor").

                                    Recitals

Guarantor is the indirect owner of Client through Guarantor's wholly owned subsidiary that owns the sole membership interest in Client. Client from time to time will own accounts receivable resulting from the sale of products or services by Client or one of its affiliates. Client wishes to sell certain accounts receivable to BANA in accordance with the terms hereof. For purposes hereof, terms defined in Annex I hereto shall have the respective meanings assigned therein.

Therefore, for good and valuable consideration, the parties agree as follows:

         1. Purchase of Receivables.

                  (a) In connection with the execution and delivery of this Agreement, Client shall sell to BANA Receivables owned by Client, and BANA shall purchase such Receivables from Client, on the terms set forth herein and on the initial Schedule A hereto (such Schedule A and each other Schedule A hereto being incorporated herein by reference). After the date hereof, Client may from time to time (x) submit an additional proposed Schedule A, in form and substance satisfactory to BANA and executed by Client, to BANA, which additional proposed Schedule A shall pertain to certain additional Receivables owned by Client; and (y) seek the right to sell to BANA such additional Receivables under the terms of this Agreement. Within 10 days after the initial tender of Receivables in connection with any proposed Schedule A, BANA shall notify Client if BANA wishes to accept the proposed Schedule A and purchase any or all of such Receivables. The purchase of any such Receivables by BANA shall be made pursuant to the terms hereof.

                  All Purchased Receivables shall be evidenced by invoices (in electronic or paper form), which invoices shall comport with the following as specified on the relevant Schedule A: (i) the tenors of the Minimum Invoice Tenor Period and Maximum Invoice Tenor Period, (ii) the Minimum Invoice Amount, and (iii) no grace period related thereto shall exceed the Past Due Grace Period. Without limiting the other terms of this Agreement, BANA's purchase of Receivables of an Approved Account Debtor (other than Replacement Receivables purchased pursuant to Section 1(b)(4) below) shall be subject to the following conditions:
         (A) Client shall submit an executed Schedule A relating to such Receivables, which shall contain the relevant terms and conditions with respect thereto, (B) BANA shall sign such Schedule A and return it to Client, (C) the aggregate amount of such Receivables being purchased shall, subject to Section 1(b)(4), be equal to the relevant Required Amount, and (D) the relevant Schedule A shall contain the Effective Date. All Receivables (including Replacement Receivables) purchased by BANA shall be purchased on a non-recourse basis, provided that Client shall have an obligation to repurchase certain Receivables upon the limited circumstances provided herein. It is the express intention of the parties to this Agreement that the purchase of Receivables hereunder shall be, and shall be construed as, a true sale of such Receivables by Client to BANA. Client acknowledges that the representations and warranties made herein (including without limitation in


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         Section 4) are a material inducement of BANA's purchase of the
         Receivables to be purchased hereunder.

                  (b) The parties agree as follows with respect to Receivables that BANA elects to purchase in connection with an executed Schedule A submitted by Client to BANA:

                           (1) The purchase price (the "Purchase Price") for
                  such Receivables purchased shall be the percentage of the face value thereof set forth on the relevant Schedule A as the Purchase Price with respect to such Receivables.

                           (2) The parties shall consummate Client's sale of the
                  subject Receivables as promptly as practicable after BANA's election to purchase such Receivables. The parties shall take the following actions to effect each such purchase and sale:

                                    (i) On each Effective Date, BANA shall pay
                           Client an amount equal to the aggregate Purchase Price for the Receivables to be purchased on such date, which shall be wired to the following account:
                           Bank: Harris Bank (Chicago, IL); ABA: 071000288; Acct. No.: 434-474-3; For: Universal Forest Products RMS, LLC.

                                    (ii) With respect to all Remittances of cash
                           required to be paid over to BANA pursuant to Section 1(b)(4), Client shall make such payment in the form of a wire transfer to the following account: Bank:
                           Bank of America, N.A., New York, NY; ABA: 026 009 593; Account No.: 6550-219386; For: Rate Derivative Settlements - Attn: Chuck Linton.

                                    (iii) Client shall execute and deliver to
                           BANA an assignment of or schedule of accounts with respect to ( or both) each Receivable to be purchased in such form as BANA may require. In addition, Client shall deliver to BANA with respect to the Receivables to be purchased: ( aa) if requested by BANA, a purchase order signed by the applicable Account Debtor or, alternatively, an unsigned purchase order accompanied by an invoice and signed proof of delivery; (bb) if requested by BANA, a valid invoice in the form currently used by Client with regard to the subject Receivables with evidence of shipment of goods in accordance with any applicable purchase order; (cc) if requested by BANA, a certificate duly executed by or on behalf of the applicable Account Debtor stating that all merchandise has been duly delivered or services have been satisfactorily completed in accordance with the purchase order; (dd) any contracts, agreements, chattel paper, notes, securities and instruments evidencing or relating to the Receivable to the extent any of the preceding exists and is requested by BANA; (ee) any credit memoranda; (ff) such authorizing corporate resolutions, corporate organizational documents and legal opinions (covering, at a minimum, (x) due authorization, execution and delivery, (y) enforceability and perfection and (z) true sale) as BANA may request; and (gg) such other documents and certificates as BANA may request.

                                    (iv) With respect to the initial purchase of
                           Purchased Receivables under Schedule A-1, such purchase shall not occur or be effective until the first date, on or after the date specified as the "Earliest Effective Date" on any applicable Schedule A, on which BANA shall have received: (aa) duly executed counterparts of this Agreement, (bb) duly executed counterparts of the Blocked Account Agreement and (cc) to the extent applicable, evidence satisfactory to BANA that all existing liens on the Receivables to be purchased have been released and appropriate arrangements made to amend or terminate the UCC filings related thereto.



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                           (3) From and after Client's sale and BANA's purchase
                  of any Receivable, BANA shall (i) have exclusive control and shall be entitled to collect and receive all amounts payable under the Purchased Receivable and (ii) have a first claim to any rights under a policy of insurance relating to the Purchased Receivable. BANA shall from and after such time be vested with all of Client's rights in the Purchased Receivable including without limitation: (i) Client's right of replevin and reclamation with respect to the merchandise underlying the Purchased Receivable; and (ii) subject only to the rights assigned to Servicer under Section 6, Client's right to extend the time for payment under, or make any compromise, adjustment or modification with respect to, the Purchased Receivable; provided, however, that BANA shall not undertake any of the foregoing unless an Event of Default or the Stated Termination Date has occurred and is continuing or Client shall have failed to take appropriate action with respect to such Purchased Receivable after BANA's reasonable request therefor. Without limiting the foregoing, Client hereby assigns to BANA all rights of Client under each contract underlying a Purchased Receivable relating to the collectibility of payments thereunder, security interests and other liens created in connection therewith and the enforcement thereof, but BANA does not and shall not thereby assume any obligations of Client under any such contract. Notwithstanding the foregoing, (i) Client shall perform all of its obligations (if any) pursuant to any contract or agreement relating to any Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred hereunder (and the exercise by BANA of its rights hereunder shall not relieve Client from such obligations), (ii) Client shall pay when due any taxes payable by Client under applicable law, including any sales taxes payable in connection with Purchased Receivables and their creation and satisfaction, and (iii) BANA shall not have any obligation or liability with respect to any Purchased Receivable or any security or document or agreement related thereto, nor shall BANA be obligated to perform any of the obligations of Client or any Account Debtor under any of the foregoing.

                           (4) All amounts received by Client with respect to
                  Purchased Receivables (other than any amounts in excess of the Agreed Base Value of such Purchased Receivables) shall be tracked (separately from amounts received by Client on Receivables of the same Account Debtor that do not constitute Purchased Receivables) and held in trust by Client for BANA, and Client (or Servicer, if different from Client) will deliver to BANA all amounts, checks, monies or other forms of with respect to Purchased Receivables (collectively, payment received "Remittances"), net of any amounts that have been earned by Client (or Servicer, if different from Client) as an Incentive Servicing Fee in accordance with Section 6(a); provided, however, that, until the relevant Termination Date, such Remittances may be used by Servicer, as agent for and on account of BANA, to purchase from Client like Receivables of the same Approved Account Debtor that meet all of the requirements contained herein applicable to the original Purchased Receivables of such Approved Account Debtor, ("Replacement Receivables"), which Replacement Receivables shall (i) also be held for the exclusive benefit and account of BANA to the same extent as the original Purchased Receivables, and (ii) shall constitute "Purchased Receivables" for all purposes of this Agreement. BANA assumes no responsibility in the acceptance of checks or other forms of exchange in payment of the Purchased Receivables. Irrespective of whether or not a Termination Date has occurred, Client and/or Servicer will (x) pursuant to Section 5(g), deposit into the Blocked Account (for the benefit of BANA) all Remittances received on, or on account of, Purchased Receivables, net of any amounts that have been earned by Client (or Servicer, if different from Client) as an Incentive Servicing Fee in accordance with Section 6(a), and (y) thereafter, promptly (but in no event later than the Stated Termination Date with respect to Remittances received prior to the Stated Termination Date) remit to BANA such Remittances held in the Blocked Account (for the benefit of BANA) to the extent such Remittances are not used to purchase Replacement Receivables in accordance with the terms of the proviso set forth in the first sentence of this Section 1(b)(4). For purposes of maintaining the perfection of BANA's interest in any


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                  Purchased Receivables and the proceeds thereof, BANA hereby appoints Client as its agent in respect of any Remittances prior to such Remittances being used to purchase Replacement Receivables; provided that Client's sole duty as such agent shall be to hold such Remittances for the benefit of BANA or purchase Replacement Receivables on behalf of BANA as aforesaid.

                           (5) BANA shall not be obligated to purchase any
                  Receivable hereunder (other than Replacement Receivables purchased pursuant to Section 1(b)(4)) unless and until: (i) BANA accepts the Receivable for sale in accordance with the terms hereof; and (ii) all other terms and conditions set forth herein with respect to such purchase shall have been satisfied. BANA's purchase of any Receivable or Receivables on one occasion shall not obligate BANA to purchase any other Receivable (other than Replacement Receivables purchased pursuant to Section 1(b)(4)) on any future occasion.

                           (6) All invoices relating to the Receivables to be
                  purchased shall be in a form substantially similar to the form of invoice with respect to such Receivables initially reviewed and approved by BANA prior to the relevant Effective Date (or in such other form as BANA may from time to time approve).

                           (7) If: (i) an Approved Account Debtor, after
                  receiving and accepting goods or services rendered (subject to all representations and warranties herein), fails to pay a Purchased Receivable when due and such nonpayment shall be the result of or arise from the assertion of any claim or dispute by an Account Debtor against Client or its affiliate for any reason whatsoever, including without limitation, denial of or disputes over the amount of a claim represented by a Purchased Receivable, lack of adequate coverage, disputes concerning the delivery, quantity, quality, or other attributes of the goods or services rendered, or the exercise of any counterclaim or offset (whether or not such claim, counterclaim or offset relates to the specific Purchased Receivable); or (ii) if any representation or warranty made by Client to BANA with respect to a Purchased Receivable has been breached (each of the circumstances (i) and (ii) referred to as a "Repurchase Event") such Purchased Receivables shall be subject to repurchase by Client as provided in Section 9(a). It is understood and agreed that in the event that any Purchased Receivable shall be more than 15 days past due other than as a result of a Financial Inability to Pay, the applicable Account Debtor shall be presumed to have asserted a claim or dispute with respect thereto (thus giving rise to a Repurchase Event with respect to such Receivable), unless Client shall rebut such presumption to the satisfaction of BANA and, in connection therewith, shall provide to BANA all of the materials referenced in Section 6(b) with respect to such Receivable.

                  (c) The sale or other transfer or conveyance of Purchased Receivables do not create, nor are they intended to create, an assumption by BANA of any of Client's obligations in connection with such Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Account Debtor. Notwithstanding the foregoing, it is the further intention of the parties to this Agreement that, if a court of competent jurisdiction were to determine that such transfer of Purchased Receivables is not a sale, such transfer shall be deemed a grant of a first priority security interest in such Purchased Receivables, the Blocked Account and all proceeds thereof to secure Client's obligations to BANA under this Agreement, including (without limitation) Client's obligation to repurchase certain Purchased Receivables as provided in Section 9(a).

         2. Term.

                  (a) BANA may (i) at any time (whether before, during or after an Event of Default), upon ten (10) days written notice to Client, or
         (ii) immediately upon a downgrade in any Approved Account Debtor's Credit Rating or the occurrence of an Event of Default, accelerate the date on


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         and after which Client can no longer use Remittances to purchase
         Replacement Receivables under a particular Schedule A as set forth in the definition of "Termination Date".

                  (b) With respect to any Purchased Receivable, all Remittances in respect thereof shall be paid to BANA in accordance with the terms of Section 1(b)(4).

         3. Fees. Servicer shall be entitled to a Servicing Fee from BANA as set forth in Section 6.

         4. Representations and Warranties.

                  (a) Each Client and Servicer represents and warrants to BANA on the date hereof, on each applicable Effective Date (and, with respect to each Replacement Receivable, on the date that BANA is deemed to have purchased such Replacement Receivable) and at each time Client submits to BANA a request that BANA purchase any Receivable that: (i) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate power and authority to carry on its activities as now conducted and as contemplated under this Agreement, and to execute, deliver, perform and secure its obligations under this Agreement in accordance with its terms; (ii) the execution, delivery and performance by it of this Agreement (aa) have been duly authorized by all necessary action, and
         (bb) do not and will not conflict with, or result in a violation of, any applicable provision of existing law, rule or regulation applicable to it, any judgment, order or decree applicable to or binding on it, its charter or bylaws or any indenture, contract, agreement, mortgage, deed of trust or other instruments to which Client is a party or by which it or its property is bound; (iii) this Agreement has been duly authorized, executed and delivered by it, and is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except to the extent, if any, that the enforceability thereof may be limited by (aa) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, debt adjustment or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and (bb) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) all authorizations, permits, consents, approvals, licenses or exemptions from, registrations or filings with, or reports to, any governmental or regulatory unit or other party or entity necessary for it to enter into this Agreement and to perform its obligations hereunder have been obtained and remain in full force and effect, and no other such authorizations, permits, consents, approvals, licenses, exemptions, registrations, filings or reports are necessary for the due execution, delivery and performance by it of this Agreement; (v) no agreement exists between Client and any Account Debtor that could interfere with such Account Debtor's payment of and performance under the Purchased Receivables in accordance with the relevant invoices; (vi) each contract underlying a Purchased Receivable, by its terms, is freely transferable; (vii) each contract underlying a Purchased Receivable is governed according to the laws of a state of the United States of America; (viii) each contract underlying a Purchased Receivable contains (Y) no material restrictions or limitations on Client's (or its assignee's) ability to pursue collection of such Receivables and enforcement of such contract and (Z) no mandatory arbitration provisions; and (ix) it has complied (and will continue to comply) with all applicable agreements and requirements contained in this Agreement, including without limitation those set forth in Section 5.

                  (b) Client acknowledges that as to each Receivable sold hereunder that it expressly represents, warrants, agrees (and furthermore acknowledges that BANA is expressly relying thereon) that immediately prior to the purchase of such Receivable by BANA pursuant to Section 1 hereof: (i) Client is the lawful owner of each such Receivable; (ii) each such Receivable shall be sold and assigned to BANA as absolute owner free and clear of all liens, claims and security interests, and Client has complied with (and will continue to comply with) the requirements of Section 5(e) with respect to each such Receivable; (iii) each such Receivable is for a certain, definite, undisputed and liquidated amount and represents an amount owed to Client as a result of a bona fide sale in the ordinary course of business of a product or service to an Approved Account Debtor who is not affiliated with Client; (iv) complete deliveries have been made under any agreement, representation or understanding between Client and the applicable Account


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         Debtor with respect to each such Receivable, and, as required by
         Section 1(b)(2)(iii)(dd), any contracts or agreements relating to each such Receivable have been delivered to BANA; (v) no such Receivable is past due (i.e., unpaid beyond the applicable Maximum Invoice Tenor Period) or for a face value less than the applicable Minimum Invoice Amount; (vi) the applicable Account Debtor is not, and will not be, entitled to any offset, deduction, counterclaim, contra account and/or other credit with respect to such Receivable or will be subject to any dispute or claim (other than Credits that would not cause a breach of the representation in clause (vii) below) by an Account Debtor including, but not limited to, with respect to price, terms, quality, quantity or delay in shipment; (vii) no such Receivable is or shall otherwise be subject to, any offset, counterclaim, contra account or any defense of any kind or character with respect to any such Receivable (collectively, "Credits") that would cause the aggregate amount of all Credits with respect to all Purchased Receivables purchased by BANA under a particular Schedule A to exceed 7.5% (or such other amount as Client and BANA may subsequently agree upon) of the aggregate face value of all such Purchased Receivables; (viii) Client does not have any knowledge of any fact that could reasonably be expected to affect the validity or collectibility of any such Receivable (other than Credits that would not cause a breach of the representation in Section 4(b)(vii)); (ix) no such Receivable represents a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms; (x) no such Receivable represents a "pack, bill and hold" or similar transaction; (xi) the names of the Account Debtors and the amounts owing on the due dates of each such Receivable are correctly stated in all instruments of assignment, schedules, invoices or other documentation furnished by Client to BANA; (xii) no such Receivable has a due date that is more than the Maximum Invoice Tenor Period unless otherwise approved by BANA; (xiii) no other sale, assignment or grant of a security interest or lien of any kind whatsoever presently exists or will thereafter be created in favor of any person or entity with respect to any such Receivable; (xiv) any and all information furnished by Client to BANA in connection with the sale of each such Receivable is and will be true and correct in all material respects at the time that such information is furnished to BANA; (xv) Client has strictly complied with all applicable laws and regulations in connection with Client's sale of products or services giving rise to each such Receivable; (xvi) all proceeds from the sale of such Receivables will be used by Client in accordance with requirements of law, and will not be used, directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; (xvii) each such Receivable is and will be payable in United States dollars; and (xviii) each such Receivable constitutes an "account" as defined in Section 9-102 of the Uniform Commercial Code as in effect in the state of Client's formation and in the state of Client's principal place of business. Client acknowledges that the representations and warranties made herein are a material inducement to BANA's purchase of the Receivables to be purchased hereunder.

                  (c) Client authorizes BANA to represent and warrant to any subsequent transferee or assignee of any Receivable that at the date of purchase of the Receivable by BANA the Receivable represented a legally valid indebtedness of the applicable Account Debtor for the amount of such Receivable and that there were no known defaults or counterclaims with respect to such Receivable. Client shall indemnify BANA from and against any liability incurred by BANA, or any claims made against BANA, as a result of any such representation or warranty by BANA.

         5. Covenants of Client. Client and, to the extent applicable, Servicer shall comply with each of the following covenants during the term of this
Agreement:

                  (a) Client shall deliver to BANA in form and detail satisfactory to BANA (but only to the extent not delivered to BANA under Client's syndicated bank credit facility or otherwise):

                           (i) as soon as available, but not later than 95 days
                  after the end of each fiscal year, a copy of the audited consolidated balance sheet of Guarantor as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in


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                  comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with Generally Accepted Accounting Principles applied on a basis consistent with prior years (except for changes agreed upon by Guarantor and such auditors which are disclosed and described in such statements). Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of Guarantor; and

                           (ii) as soon as available, but not later than 50 days
                  after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Guarantor as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by any responsible financial officer of Guarantor as being complete and correct and fairly presenting in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position and the results of the operations of Guarantor.

                  (b) Client and Servicer each shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation or partnership, as the case may be, under the laws of its state of organization.

                  (c) Neither Client nor Servicer will create, incur, assume or suffer to exist any lien or other encumbrance (other than those arising hereunder and except for such non-consensual encumbrances as may arise in the ordinary course of Client's business) on: (i) the Purchased Receivables (whether now existing or hereafter arising) or (ii) any proceeds of the Purchased Receivables.

                  (d) Notwithstanding anything to the contrary, Client and Servicer each shall apply all amounts, checks, monies or other forms of payment received (i) from any Account Debtor who is an Approved Account Debtor with respect to Purchased Receivables and with whom Client has other Receivables and (ii) which do not clearly indicate the Receivables which are being paid, first to Purchased Receivables on such Account Debtor until all such Receivables have been paid in full and, thereafter, to Receivables which are not Purchased Receivables.

                  (e) In connection with each Purchased Receivable and at its own expense, Client and Servicer each shall (i) on the applicable date of sale to BANA, indicate or cause to be indicated clearly and unambiguously in its accounting records and mark or cause to be marked on any paper invoice or the electronic ledger for any electronic invoice that such Receivable has been sold to BANA pursuant to this Agreement; (ii) ensure that its balance sheet indicates that the Purchased Receivables have been sold to BANA; (iii) not mislead any creditor with respect to BANA's ownership of the Purchased Receivables;
         (iv) inform any person or entity that may inquire that the Purchased Receivables have been sold to BANA without recourse; (v) not hold out the Purchased Receivables as being able to satisfy any obligation owed or that may be owed to any creditor or potential creditor of Client; and (vi) promptly (and in any event within five (5) days) upon the request of BANA, provide BANA with a list of, an accounts receivable aging report for and any other similar financial or accounting document relating to, all Purchased Receivables.

                  (f) Client and Servicer each shall notify BANA in the event any of the following events occur as promptly as practical (but in any event within five (5) days) after Client or Servicer, as applicable, becomes aware, or has any reason to believe, such event has occurred or will likely occur:

                           (i) a general meeting of unsecured creditors shall be
                  called by any Approved Account Debtor or on behalf of such Account Debtor;



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                           (ii) a voluntary or involuntary proceeding shall
                  have been instituted in a United States Bankruptcy Court to adjudge an Approved Account Debtor bankrupt;

                           (iii) a petition shall have been filed in a United
                  States Bankruptcy Court for the corporate reorganization of an Approved Account Debtor (Chapters 11 or 12, as may be amended from time to time) or for the arrangement of the debts of an Approved Account Debtor (Chapter 13, as may be amended from time to time);

                           (iv) a receiver is appointed of the whole or any
                  part of the property of an Approved Account Debtor;

                           (v) an Approved Account Debtor, or a third party
                  on behalf of such Account Debtor, shall have made a general offer of compromise, in writing, to his, her or its creditors for less than his, her or its indebtedness;

                           (vi) possession shall have been taken of an Approved
                  Account Debtor's assets under an assignment or deed of trust executed by such person for the benefit of his, her or its creditors;

                           (vii) a creditors committee shall have been formed
                  for the sole purpose of liquidation of an Approved Account Debtor;

                           (viii) possession shall have been taken of an
                  Approved Account Debtor's business assets under a chattel mortgage given thereon;

                           (ix) a sale in bulk is made of an Approved Account
                  Debtor's property;


                           (x) an Approved Account Debtor's assets shall have
                  been sold under a writ of execution or attachment, or a writ of execution shall have been returned unsatisfied;

                           (xi) an Approved Account Debtor shall have absconded;

                           (xii) an Approved Account Debtor's assets shall
                  have been sold under a distraint or levy by any taxing authority, or by a landlord;

                           (xiii) an Approved Account Debtor's Credit Rating as
                  of the Effective Date (including as specified on the applicable Schedule A) has been subsequently lowered or withdrawn by S&P, Moody's or any other nationally recognized rating agency;

                           (xiv) the assertion of any material dispute of, or
                  any claim of a Credit with respect to, any Purchased Receivable by any Approved Account Debtor; or

                           (xv) a Servicer Default.

                  (g) Client, Servicer and Guarantor shall cause all Remittances to be held in trust for the benefit of BANA and forward such Remittances to the Blocked Account within one business day of receipt thereof. For purposes of maintaining the perfection of BANA's interest in any Remittances forwarded to, or otherwise received by, Client, Servicer or Guarantor, BANA hereby appoints each of Client, Servicer and Guarantor as its agent in respect of such funds and other property; provided that, subject to Section 1(b)(4), Client's, Servicer's and Guarantor's sole duty as such agent shall be to hold such funds or other property in trust for the benefit of BANA and to transfer such funds or other property to the Blocked Account as aforesaid. As a matter of clarification, it is understood and agreed that all Remittances in the possession of Client, Servicer or Guarantor, whether held in the Blocked Account or otherwise, shall constitute the property of

         BANA to be held in trust for the benefit of BANA pursuant to the terms of this Agreement (including the terms of Section 1(b)(4)).

                  (h) Client and Servicer each shall do or cause to be done all things necessary or reasonably requested by BANA under any foreign laws applicable to an Approved Account Debtor that is incorporated or organized in a jurisdiction outside of the United States in order to
         (i) ensure that BANA has and continues to have good title to the Purchased Receivables, and (ii) ensure that BANA has and continues to have the ability to enforce all rights purported to be transferred to BANA hereunder with respect to the Purchased Receivables.

                  (i) Neither Client nor Servicer shall make any material change in its credit and collections procedures that would adversely affect the validity, enforceability or collectibility of the Purchased Receivables or materially adversely affect the ability of Client or Servicer to perform its obligations hereunder without the prior written consent of BANA.

                  (j) Without the prior written consent of BANA, Client will not amend, modify or waive any term or condition of any contract underlying any Purchased Receivable, which amendment, modification or waiver would adversely affect the validity, enforceability or collectibility of such Receivable or adversely affect BANA's right to collect any Purchased Receivable.

         6. Servicing.

                  (a) Until BANA gives notice to Client of the designation of a new Servicer as provided herein, Client is hereby designated as, and hereby agrees to perform the duties and obligations of, the servicer pursuant to the terms hereof (the "Servicer") with respect to the Purchased Receivables; provided that, with respect to any group of Purchased Receivables, Client (solely in its capacity as Servicer) may, at any time, upon prior written notice to BANA, designate any affiliate of Client as sub-servicer hereunder; provided, however, that such affiliate shall not become Servicer and, notwithstanding any such delegation, Client shall remain liable for the performance of the duties and obligations of Servicer in accordance with the terms of this Agreement without diminution of such liability by virtue of such delegation and to the same extent and under the same terms and conditions as if Client alone were performing such duties and obligations. The parties agree that Guarantor shall serve as the initial such sub-servicer hereunder. Client acknowledges that BANA has relied on the agreement of Client to act as Servicer hereunder in making its decision to execute and deliver this Agreement. Accordingly, Client agrees that it shall not voluntarily resign as Servicer. In consideration of the performance by Servicer of its obligations hereunder with respect to Purchased Receivables under a particular Schedule A, Servicer shall be entitled to receive, in advance on the Effective Date for such Schedule A, the per annum Servicing Fee from BANA. Furthermore, to the extent collected by Client, Client shall be entitled to receive and retain an amount equal to Remittances collected on Purchased Receivables in excess of the Agreed Base Value of such Purchased Receivables as an "Incentive Servicing Fee." If an Event of Default or Servicer Default occurs hereunder, (i) BANA may designate as Servicer with respect to all or any portion of the Purchased Receivables any person (including BANA or any of its affiliates) to succeed Client or any successor Servicer, on the condition in each case that any such person so designated shall agree to perform the duties and obligations of Servicer pursuant to the terms hereof, and Client agrees that it shall reimburse BANA for all increase in costs, expenses or fees incurred by it as a result of, or in connection with, such designation, and (ii) BANA shall have the right to setoff any Servicing Fee owed to Client pursuant to this Section 6(a) against the amount of any of Client's indemnity or other obligations hereunder.

                  (b) Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer, service and collect each Purchased Receivable from time to time (including without limitation minimizing the amount of any Credits and keeping a proper accounting of any Credits that are asserted by an Account Debtor), all at the Servicer's expense and in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with any credit and collection policy agreed to by Client and BANA with respect to a Purchased Receivable; provided, however, that Servicer shall not extend the maturity of any Purchased Receivable without BANA's prior consent, which consent shall not be unreasonably withheld. In addition, Servicer shall remit any and all Remittances received with respect to any Purchased Receivables to BANA in accordance with the terms of Section 1(b)(4), and shall likewise forward all other payments and fees owed to BANA pursuant to the terms hereof. Without BANA's consent, Client, in its capacity as Servicer, shall not take any action (or omit to take any action that it would customarily take in servicing Receivables) where such action (or inaction) with respect to any Purchased Receivable is reasonably likely to impair BANA's rights therein or the enforceability, value or collectibility thereof. Without limiting the foregoing, Client, in its capacity as Servicer, shall not take any action (or omit to take any action that it would customarily take in servicing Receivables) that results in preferential treatment for Receivables of an Approved Account Debtor that do not constitute Purchased Receivables. Servicer shall have the right to directly communicate with any Account Debtor with respect to Purchased Receivables (and, in the case of clause (ii), to commence collection proceedings with BANA's consent on BANA's behalf): (i) to obtain current information not already provided on such Account Debtor's financial condition and creditworthiness, and (ii) to determine if any portion of any Purchased Receivable is past due. Notwithstanding anything to the contrary contained herein, upon the occurrence and continuance of an Event of Default or to the extent any Purchased Receivable is more than 15 days past due, BANA may direct Servicer, at BANA's sole expense, to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon or repossess any underlying security related thereto.

                  (c) If Client is not Servicer, then Client shall deliver to Servicer and Servicer shall hold for the benefit of Client and BANA in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Purchased Receivable. Servicer shall hold (and shall cause each sub-servicer to hold) in trust (and, during the continuance of an Event of Default, at the request of BANA, segregate) for BANA's benefit, any Remittances received by Servicer (or any sub-servicer) with respect to the Purchased Receivables, and distribute the same to BANA in accordance with the terms of Section 1(b)(4) or otherwise upon BANA's direction. Servicer agrees to make its records, files and books of account available to BANA on request, and to allow BANA and its agents and representatives to visit Servicer's premises upon reasonable notice and during normal business hours to examine such records, files and books of account, to make copies or extracts thereof, and to conduct such examinations as BANA deems necessary. In addition, on the fifteenth calendar day of each month, Servicer shall deliver to BANA a statement of its account showing all accountings relating to all Purchased Receivables as of the last day of such month. Such statements of account shall be deemed correct and binding absent manifest error, unless Servicer receives a written statement from BANA to the contrary within five (5) days after same is received by BANA.

                  (d) For all Purchased Receivables which are past due for any reason, but excluding those Purchased Receivables which are past due solely as a result of a Repurchase Event, Servicer shall immediately notify BANA and provide to BANA, promptly (and in any event within one business day), each of the following: (i) a copy of the applicable Account Debtor's purchase order and/or a signed confirmation thereof or a signed confirmation of the delivery of goods thereunder; (ii) a copy of each outstanding invoice (in electronic or paper form) and all credit memoranda; (iii) a notarized statement of account; (iv) at BANA's request, copy of all correspondence to and from the applicable Account Debtor relating to such Purchased Receivables; (v) a copy of Servicer's complete collection file on the applicable Account Debtor relating to such Purchased Receivables; (vi) all guarantees, collateral documents and security agreements relating to such Purchased Receivables, (vii) proof of delivery of goods or rendering of services relating to such Purchased Receivables, and (viii) such other documents and information that BANA may reasonably request relating to such Purchased Receivables. Further, with respect to any Purchased Receivable that is more than 15 days past due (other than a Purchased Receivable that is past due as solely a result of a Repurchase Event) and that has not been repurchased by Client, Servicer shall provide to BANA upon request (promptly, and in any event within one business day) (x) a true and complete copy of any contract relating to such Purchased Receivable, together with any modifications or side letters related thereto, each written in English, and (y) any other evidence of nonpayment of such Purchased Receivable as may reasonably be requested by BANA.

                  (e) The occurrence of any one or more of the following events shall constitute a "Servicer Default" hereunder:

                           (1) (a) Servicer shall fail to perform or observe any
                  term, covenant or agreement hereunder and such failure shall remain unremedied for ten (10) days following BANA's written notice thereof to Servicer, or (b) Servicer shall fail to make any payment or deposit to be made by it hereunder when due; or

                           (2) any representation, warranty, certification or
                  statement made by the Servicer in this Agreement or in any other document shall prove to have been incorrect in any material respect when made or deemed made; or

                           (3) an Event of Default; or

                           (4) if any Purchased Receivable is not paid (or
                  repurchased) by the Stated Termination Date.

                  (f) Notwithstanding any other provision of this Agreement, during the continuance of Servicer Default, BANA may, by written notice to Client and/or Servicer (as applicable):

                           (1) direct the applicable Account Debtor(s) that
                  payment of all amounts payable under any Purchased Receivable be made directly to BANA or its designee;

                           (2) instruct Client or Servicer (as applicable) to
                  give notice to the applicable Account Debtor(s), which notice shall be given at Client's/Servicer's expense, directing that payment of all amounts payable under any Purchased Receivable be made directly to BANA or its designee; and/or

                           (3) terminate and replace Servicer.

                  (g) Client shall provide to Servicer on a timely basis all information needed for the servicing, administration and collection obligations of Servicer, including notice of the occurrence of any Event of Default or any event specified in Section 5(f) hereof as promptly as practicable (but in any event within five (5) days) after Client becomes aware, or has any reason to believe, such event has occurred or will likely occur.

         7. Attorney-in-Fact. Client hereby grants and conveys to BANA an irrevocable power of attorney (coupled with an interest) authorizing and permitting BANA, at its option, with or without notice to Client, to do any one of the following: (a) endorsing the name of Client upon any checks or other instruments that may come into BANA's possession in payment of Purchased Receivables; (b) endorsing the name of Client on any freight or express bill or bill of lading relating to any Purchased Receivables; (c) taking all action as BANA deems appropriate, including without limitation the execution and filing of financing statements, in the name of and on behalf of Client to perfect any of the security interests granted to BANA herein; provided, however, that BANA shall not exercise any such power until the occurrence and during the continuance of an Event of Default. Client agrees that neither BANA nor the attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law except to the extent the same constitutes gross negligence or willful misconduct.

         8. Waiver. The waiver by BANA of any particular breach by Client of a provision of this Agreement, or BANA's failure to exercise a right granted to it herein, shall not constitute a waiver of any subsequent breach or any other right.

         9. Indemnity and Repurchase Obligations.

                  (a) BANA's purchase of a Receivable shall not relieve Client from any liability that might arise out of Client's breach of any representation, warranty, covenant or agreement hereunder, or out of any unauthorized or fraudulent acts of Client, its officers, employees or agents. In the event of (i) any breach of any representation and warranty set forth in Section 4 with respect to a Purchased Receivable or any such unauthorized or fraudulent act with respect to a Purchased Receivable which remains uncured for ten (10) days after notice thereof or (ii) an Account Debtor's failure to pay a Purchased Receivable resulting from or arising out of a Repurchase Event, Client agrees upon BANA's request, to repurchase such Receivable at a price equal to the Agreed Base Value thereof.

                  (b) Client agrees to indemnify BANA from and against all losses, damages, liabilities and costs, including attorneys fees and expenses (whether incurred in connection with trial or appellate proceedings or otherwise), incurred by BANA as a result of or in connection with: (i) any claim or defense which any Account Debtor or other person may have or assert against Client or BANA in connection with Purchased Receivables or this Agreement; or (ii) any breach of any of Client's representations, warranties, covenants or agreements contained herein, in each of (i) and (ii) except to the extent resulting from BANA's gross negligence or willful misconduct.

                  (c) BANA shall have the right to charge (by setoff or otherwise) any of Client's accounts maintained with BANA, without notice, for the amount of any of Client's indemnity or other obligations hereunder.

                  (d) The remedies set forth in this Agreement or otherwise available under applicable law shall be cumulative, and no election by BANA to exercise any remedy shall preclude it from thereafter exercising any other remedy.

         10. Default and Remedies. An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of one or more of the following:

                  (a) Client shall fail to pay, (i) when and as required to be paid herein, any amount on account of repurchasing any Purchased Receivable, or (ii) within five (5) days after the same shall become due, any other amount payable hereunder; or

                  (b) Servicer or Guarantor (i) shall fail to make any payment in respect of any indebtedness having an aggregate principal amount of $10,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit, the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity; or

                  (c) Servicer or Guarantor (i) shall generally fail to pay its debts as they become due; (ii) commences any insolvency proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                  (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased Receivables, the Collateral or any portion thereof and the same is not released or Client fails to repurchase such Purchased Receivables within ten (10) days;

                  (e) (i) Any involuntary insolvency proceeding is commenced or filed against Servicer or Guarantor; or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Servicer's or Guarantor's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Servicer or Guarantor admits the material allegations of a petition against it in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (iii) Servicer or Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business; or

                  (f) One or more non-interlocutory judgments, orders or decrees shall be entered against Servicer or Guarantor involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

                  (g) Client, including in its role as Servicer hereunder, shall breach any covenant or agreement set forth herein, or any warranty or representation set forth herein shall be untrue when made, and the same is not cured to BANA's reasonable satisfaction within ten (10) days after such breach or occurrence;

                  (h) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Servicer, or by any other person on behalf of Client, to BANA is not true and correct in any material respect as of the date given.

                  (i) A material adverse change shall have occurred in Servicer's financial conditions, business or operations in BANA's opinion.

Upon the occurrence and during the continuance of any such Event of Default, BANA (i) shall have no further obligation to take any action after Client's tender of Receivables for purchase, (ii) may, by written notice to Client, accelerate the date on and after which Client or Servicer can no longer use Remittances to purchase Replacement Receivables and (iii) may immediately exercise its rights and remedies hereunder or pursuant to applicable law with respect to the Purchased Receivables, including giving notice to each Approved Account Debtor to remit payment of all amounts payable under any Purchased Receivable directly to BANA or to an account identified by BANA; provided, however, that BANA will hold all collections that are not Remittances in trust for Client and, subject to the provisions of Section 5(d) hereof, will deliver such collections to Client promptly.

         11. Cumulative Rights; Waivers. All rights, remedies and powers granted to BANA in this Agreement, or in any other instrument or agreement between Client and BANA are cumulative and may be exercised singularly or concurrently with such other rights as BANA may have. These rights may be exercised from time to time as to all or any part of the Purchased Receivables as BANA in its reasonable discretion may determine. In the event BANA deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of Client's default, Client waives any requirement that BANA post or otherwise obtain or procure any bond. Alternatively, in the event BANA, in its sole and exclusive discretion, desires to procure and post a bond, BANA may procure and file with the court a bond in an amount up to and not greater than $10,000,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon BANA's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Client also waives any right it may be entitled to, including an award of attorney's fees or costs, in the event any equitable relief sought by and awarded to BANA is thereafter, for whatever reason(s), vacated, dissolved or reversed.

         12. Termination. No termination or cancellation (regardless of cause or procedure) of the transactions or relationship contemplated under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Client or the rights of BANA relating to any transaction or event occurring prior to such termination or cancellation. All undertakings, agreements, indemnifications, covenants, warranties and representations contained herein shall survive such termination or cancellation. Client acknowledges that it has a duty to timely pay any tax obligation(s) and that if, for whatever reason, a tax lien or levy were to issue, Client shall cause such lien or levy to be satisfied or discharged within ten (10) days. Until such lien or levy is satisfied and discharged, BANA shall be entitled to withhold any sum(s) that may otherwise be due Client and may remit same to the appropriate governmental tax authority. Moreover, Client agrees that until the tax lien or levy is satisfied or discharged, BANA shall be entitled to collect all proceeds of Purchased Receivables and apply such proceeds to Client's obligations hereunder. Nothing contained herein shall suspend or abate any obligation Client owes to BANA.

         13. Expenses. Client agrees to pay all reasonable out-of-pocket due diligence expenses incurred by BANA in connection with BANA's purchase of Purchased Receivables hereunder. In addition to such due diligence expenses, Client agrees to pay, and save BANA harmless against liability for the payment of, all reasonable out-of-pocket expenses of BANA arising in connection with the transactions contemplated herein (including any modifications relating hereto). Such expenses include, without limitation, the following: (a) any and all state documentary stamp taxes or other taxes (including interest and penalties, if any) which may be determined to be payable with respect to the execution and delivery of this Agreement or any assignment or other document executed in connection with this Agreement or any such modification; (b) all search fees and filing fees incurred in connection with the transactions contemplated herein;
(c) reasonable travel expenses; (d) reasonable legal fees and expenses in connection with documenting and closing the transactions contemplated herein and with collecting an account due to Client's failure to pay or perform its obligations hereunder, as Servicer or otherwise; (e) credit reports; (f) wire transfers, (g) reasonable expenses incurred for examining books, records, accounts or procedures or policies of Client or Servicer, and (h) BANA's customary expenses with regard to the establishment and maintenance of the Blocked Account. Client agrees that BANA shall be entitled to indemnification and recovery of any and all attorneys' fees or costs in respect of any litigation based hereon, arising out of, or related hereto whether, under or in connection with this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party; provided, however, that BANA shall not be entitled to indemnification and recovery of such legal costs where such legal costs relate to litigation initiated by BANA that results in a judgment in favor of Client.

         14. Security Interest. It is the intention of the parties hereto that Client's transfer of Receivables to BANA shall constitute a sale and assignment, which sale and assignment shall be absolute, irrevocable and without recourse (other than with respect to the limited repurchase obligations provided herein) and shall provide BANA with the full benefits of ownership of the Purchased Receivables. Notwithstanding the foregoing, to protect BANA in the event that any transfer of Purchased Receivables is deemed by a court, contrary to the express intent of the parties, to constitute a pledge rather than a sale and assignment of such Purchased Receivables, Client and Guarantor do each hereby grant to BANA a security interest in and lien upon all of such person's respective right, title and interest in and to the Purchased Receivables, the Blocked Account and all proceeds thereof (the "Collateral") to secure Client's obligations to BANA under this Agreement, including (without limitation) Client's obligation to repurchase certain Purchased Receivables as provided in
Section 9(a). Client and Guarantor do each agree to comply with all appropriate laws in order to perfect BANA's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendment thereto or additional documents as BANA may require. Client and Guarantor do each hereby authorize BANA to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as BANA may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. Neither Client nor Guarantor shall (a) alter its corporate existence or, in one transaction or in a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (b) change its state of incorporation or formation or (c) change its registered corporate name, without, in each case, (i) providing 30 days prior written notice to BANA, (ii) providing such information as BANA may reasonably require in order to allow BANA to file appropriate amendments to any previously filed financing statements and (iii) executing any such additional documents as BANA may reasonably require in order to protect its rights and remedies hereunder. The occurrence and continuation of any Event of Default shall entitle BANA to all of the default rights and remedies (without limiting the other rights and remedies exercisable by BANA either prior or subsequent to an Event of Default) as available to a secured party under the Uniform Commercial Code in effect in any applicable jurisdiction. Nothing in this Section 14 shall be construed as a representation, on the part of the Guarantor, that it has any right, title or interest in or to any of the Purchased Receivables or the Blocked Account.

         15. Agreement of Client. Client authorizes and empowers BANA, in its sole discretion at any time during the continuance of an Event of Default, to:
(i) place a hold on Client's checking and other accounts now or hereafter maintained at BANA ; and (ii) withdraw funds from any such account and remit the same to BANA. Any division or department of BANA is authorized to comply with each such direction made by any other division or department of BANA without any duty to determine whether such direction, or any action pursuant thereto, is authorized hereunder or otherwise complies with the terms hereof. BANA shall have no liability to Client or any other entity as a result of its compliance with any such direction, and Client shall indemnify BANA from and against all such liability except to the extent that such liability arises as a result of BANA's gross negligence or willful misconduct. BANA is authorized to apply all funds received by it hereunder to Client's obligations hereunder in such order as BANA may elect. The parties acknowledge that the amount held in each such account may exceed the amount of Client's obligations as ultimately determined. Client agrees that neither BANA nor any institution, nor any of their respective affiliates, shall be liable for the dishonor of any item as the result of a hold being placed on Client's accounts or as the result of any withdrawal of funds in any such account in accordance with the terms hereof.

         16. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by (a) personal delivery;
(b) courier; (c) telecopy, or (d) certified or registered mail, postage prepaid to the address set forth below and shall be deemed given at the time of personal delivery or, if by mail, as of the date of first attempted delivery:

             If to BANA, at:    Global Structured Products
                                NC1-007-06-07
                                100 North Tryon Street
                                Charlotte, NC 28255
                                Attn: Christopher L. Woolley
                                Telephone: 704-386-8574
                                Telecopy: 704-388-3336

             With a copy to:    Bank of America, N.A.
                                9 W. 57th Street
                                NY1-301-06-04
                                New York, NY 10019
                                Attn: Gabriella Morizio
                                Telephone: 212-933-2730
                                Telecopy: 212-933-2625

             If to Client, at:  Universal Forest Products RMS, LLC
                                c/o Universal Forest Products, Inc.
                                2801 East Beltline NE
                                Grand Rapids, MI 49525
                                Attn: Michael R. Cole, Chief Financial Officer
                                Telephone: 616-365-1540
                                Telecopy: 616-364-3136

          If to Guarantor, at:  Universal Forest Products, Inc.
                                2801 East Beltline NE
                                Grand Rapids, MI 49525
                                Attn:  Michael R. Cole, Chief Financial Officer
                                Telephone:  616-364-1540
                                Telecopy:  616-364-3136


         17. Account Statements. Absent manifest error, BANA's books and records shall be admissible in evidence without objection as prima facie evidence of the status of the accounts between BANA and Client.

         18. Confidential Information.

         The parties agree that the negotiation, existence and terms of this Agreement shall constitute confidential information and each party shall keep the existence and terms of this Agreement confidential. Without limiting the foregoing, Client understands and acknowledges that the form and terms of this Agreement are proprietary trade products of BANA that BANA desires to keep confidential and Client agrees that except for disclosure on a confidential basis to Client's accountants, attorneys and other professional advisors retained by in connection with this Agreement or as may be required by law, the form and terms of this Agreement shall not be disclosed by Client in whole or in part to any other person or entity without BANA's prior written consent.

         The parties further agree that the information furnished by Client to BofA regarding any Account Debtor, Client's relationship with such Account Debtor and the goods and services furnished by Client to such Account Debtor (including but not limited to any information delivered pursuant to Section 1(b)(iii)(dd) hereof) shall constitute confidential information. BofA agrees not to disclose such information in whole or in part to any other person or entity without Client's prior written consent, except for disclosure (i) on a confidential basis to BofA's affiliates and employees who are involved in the consummation of the transactions contemplated by this Agreement and to accountants, attorneys and other professional advisors retained by BofA or its affiliates in connection with this Agreement or in any way related to the Purchased Receivables; (ii) as may be required by law; or (iii) of the name of such Account Debtor, the amount of the related Purchased Receivable, the Minimum and Maximum Invoice Tenor Period for such Purchased Receivable and the quantity of goods purchased as specified in the Contract underlying such Purchased Receivable (which disclosure may include delivery of the invoice underlying such Purchased Receivable as required by the relevant hedge counterparty, in such redacted form as approved by BofA and Client, such approvals not to be unreasonably withheld) to the extent necessary to carry out any hedging activity by BofA related to the Purchased Receivables or assignment by BofA of its rights under this Agreement or in respect of the Purchased Receivables; provided that any hedging counterparty or assignee agrees in writing, on terms approved in advance by Client, to observe and preserve the confidentiality of any such information so provided.

         Notwithstanding anything herein to the contrary, the information subject to this Section 18 shall not include, and the parties hereto (including their employees, representatives or other agents) may disclose, (i) without limitation of any kind any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to BANA or Client relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby; and (ii) any information regarding the transactions and matters pertaining thereto, but only to the extent that the same is required to be reported on the financial statements and other information included in the public filings or disclosures of or by Guarantor and its affiliates made pursuant to applicable provisions of state or federal securities laws including, without limitation, the Securities

         Exchange Act of 1934, as amended; provided, however, the parties agree that each Schedule A as well as all pricing information concerning this transaction shall remain confidential.

         19. Miscellaneous.

                  (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

                  (b) Client shall not assign this Agreement without the prior written consent of BANA. This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without BANA's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Client.

                  (c) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  (d) This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, excepting only assignments and schedules thereto that may be executed from time to time. This Agreement shall not be modified except by written instrument signed by all of the parties hereto.

                  (e) Client agrees to execute such further instruments as may be required by BANA to evidence the transactions contemplated herein. If any provision of this Agreement is found invalid, the remaining provisions of this Agreement shall not be affected thereby.

                  (f) Nothing set forth herein or otherwise shall render the parties partners of one another.

                  (g) Client acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between BANA and Client on Client's behalf, and Client waives any right to assert, now or in the future, the existence or creation of any such fiduciary relationship between BANA and Client in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages.

                  (h) BANA agrees that notwithstanding anything to the contrary set forth herein, unless and until such time as an Event of Default or the Stated Termination Date shall have occurred and be continuing or any Purchased Receivable shall be more than 15 days past due, BANA shall not, and shall not cause Servicer to, contact any Account Debtor directly for any reason with respect to any Purchased Receivable.

                  (i) This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

         20. Jury Trial Waiver; Jurisdiction. BANA AND CLIENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, OR TO ANY RELATED DOCUMENT. THE PARTIES CONSENT TO JURISDICTION AND VENUE IN THE STATE OR FEDERAL COURTS IN ANY CITY, COUNTY AND STATE OF NEW YORK. CLIENT FURTHER AGREES TO WAIVE ANY RIGHT IT MAY HAVE TO SEEK A CHANGE OF VENUE

BASED ON INCONVENIENCE OF THE FORUM OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE SUBJECT TRANSACTION.

         21. Guaranty. Guarantor is the indirect owner of Client through Guarantor's wholly owned subsidiary that owns the sole membership interest in Client. Guarantor hereby unconditionally and irrevocably guarantees to BANA the due and punctual payment, performance and observance by Client and Servicer of all of the terms, covenants, conditions, agreements and undertakings on the part of Client and Servicer to be performed or observed under this Agreement, including, without limitation, the punctual payment when due of all obligations of Client and Servicer now or hereafter existing under this Agreement, whether for indemnification payments, fees, expenses, repurchase obligations or otherwise (all of the foregoing being collectively referred to as the "Obligations"). In the event that Client or Servicer shall fail in any manner whatsoever to perform or observe any of the Obligations when the same shall be required to be performed or observed under this Agreement, then upon either actual knowledge of an officer of Guarantor or demand of BANA, Guarantor shall perform, cause to be performed or make payment to allow such Obligations to be performed and shall fully indemnify and hold harmless BANA from and against any and all damages, losses, claims, liabilities and costs and expenses, including attorney's fees and disbursements awarded against or incurred by them or any of them relating to such failure of Client or Servicer.

         Guarantor further agrees that nothing contained herein shall prevent BANA from foreclosing on its security interest in or lien on any asset, if any, or from exercising any other rights available to it under this Agreement or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of Guarantor's obligations hereunder; it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor's obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed, released or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Client or Servicer or by reason of the bankruptcy or insolvency of Client or Servicer. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of or increase in any of the Obligations and notice of or proof of reliance by BANA upon this Section 21 or acceptance of this Section 21. This Agreement shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 21. All dealings between Client, Servicer and Guarantor, on the one hand, and BANA, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this
Section 21.

         Guarantor hereby waives any and all presentments, demands, notices, and protests against Guarantor, and any requirement that BANA commence or exhaust any remedies against Client or Servicer or any collateral securing the Obligations. Guarantor's liability hereunder shall be unconditional irrespective of (i) any lack of enforceability of the Obligations, (ii) any law, regulation or order of any jurisdiction affecting any term of the Obligations or BANA's rights with respect thereto, and (iii) any other circumstance which might otherwise constitute a defense available to, or discharge of, Client, Servicer or Guarantor. This guarantee is a guarantee of payment and performance and not of collection and shall remain in full force and effect until payment in full of the Obligations. The obligations of Guarantor under this Section 21 do rank and will rank pari passu in priority of payment with all other unsecured and unsubordinated obligations for borrowed money of Guarantor. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the United States Bankruptcy Code).

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


         Bank of America, N.A.             Universal Forest Products RMS, LLC


         By:__________________________     By:__________________________
         Printed Name:  Chris Woolley      Printed Name:
         Title:   Managing Director        Title:



         Universal Forest Products, Inc.


         By:__________________________
         Printed Name:
         Title:

                                                                         ANNEX I
                                                                              TO
                                                          2003-4 PARTS AGREEMENT


                                   DEFINITIONS


Account Debtor:                 Each person or entity obligated to pay any
                                Receivable.

Agreed Base Value:              With respect to any Purchased Receivables,
                                an amount equal to 92.5% of the aggregate face value of such Purchased Receivables.

Agreement:                      The Program for Accounts Receivable Transfer
                                Agreement to which this Annex I is attached
                                (together with any applicable Schedule A), as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Approved Account Debtor:        Any Account Debtor listed on a Schedule A
                                that has been executed by BANA.

BANA: As defined in the introductory paragraph of the Agreement.

Blocked Account:                The deposit account numbered 8666115507 at
                                BANA for the purpose of receiving
                                Remittances on the Purchased Receivables, which account is subject to the Blocked
                                Account Agreement.



Blocked Account                 A letter agreement between Client and BANA
Agreement:                      detailing their agreement with regard to control
                                of, and access to, the Blocked Account.

Client: As defined in the introductory paragraph of the Agreement.

Collateral:                     As defined in Section 14 of the Agreement.

Credit Rating:                  With respect to Client or any Account Debtor,
                                such person's issuer or counterparty credit rating as assigned by S&P, Moody's or any other nationally recognized ratings agency. To the extent applicable, the respective Credit Ratings of Client and the relevant Account Debtor as of the Effective Date are set forth on the applicable Schedule A.

Credits:                        As defined in Section 4(b) of the Agreement.

Effective Date:                 The date set forth after such term on the
                                applicable Schedule A, which represents the effective date of BANA's initial purchase of the subject Receivables.

Event of Default:               As defined in Section 10 of the Agreement.


Financial Inability To Pay:     An Account Debtor's failure to pay a Purchased
                                Receivable as a result of a deterioration in such Account Debtor's credit quality as evidenced by an event where such Account Debtor
                                (A) (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
                                (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor's rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (aa) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (bb) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidation, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
                                (B) fails, after giving effect to any applicable grace period of the relevant obligation(s) of such Account Debtor (other than such Purchased
                                Receivable), to make, when due, any payments equal to or exceeding $10,000,000.00 under such obligations.

Incentive Servicing Fee:        As defined in Section 6(a) of the Agreement.

Maximum Invoice Tenor           The time period set forth after such term on the
Period:                         applicable Schedule A, which represents, in
                                connection with Receivables that BANA has approved for purchase with respect to a specific
                                Approved Account Debtor, the maximum payment terms (i.e., the time period following the invoice date within which the Account Debtor must pay the relevant invoice) afforded such Account Debtor in any invoice evidencing such Receivables.

Minimum Invoice Amount:         The amount set forth after such term on the
                                applicable Schedule A, which represents, in connection with Receivables that BANA has approved for purchase with respect to a specific
                                Approved Account Debtor, the minimum payment amount specified in any invoice evidencing such Receivables.

Minimum Invoice Tenor Period:   The time period set forth after such term on the
                                applicable Schedule A, which represents, in connection with Receivables that BANA has approved for purchase with respect to a specific
                                Approved Account Debtor, the minimum payment terms (i.e., the time period following the invoice date within which the Account Debtor must pay the relevant invoice) afforded such Account Debtor in any invoice evidencing such Receivables.


Moody's:                        Moody's Investors Service, Inc. or any
                                successor.

Guarantor:                      Universal Forest Products, Inc., a corporation
                                organized under the laws of the state of Michigan.


Past Due Grace Period:          The time period set forth after such term on the
                                applicable Schedule A, which represents, in connection with Receivables that BANA has approved for purchase with respect to a specific
                                Approved Account Debtor, the maximum past due grace period (i.e., the time period following the invoice due date within which Client will accept payment on the relevant invoice without affording Client the ability to charge the Account Debtor a late fee, interest or other penalties) afforded such Account Debtor in any invoice evidencing such Receivables.

Purchase Price:                 As defined in Section 1(b)(1) of the Agreement.

Purchased Receivable:           Any Receivable (including a Replacement
                                Receivable) purchased by BANA pursuant to the Agreement.

Receivables:                    All receivables, instruments, accounts, chattel
                                paper, payment intangibles, notes, contract rights and general intangibles resulting from Client's sale of products or services before, on or after the date hereof.



Remittances:                    As defined in Section 1(b)(4) of the Agreement.

Replacement Receivables:        As defined in Section 1(b)(4) of the Agreement.
..
Required Amount:                The amount set forth after such term on the
                                applicable Schedule A, which represents the stated value of Receivables that BANA has approved for purchase with respect to a specific
                                Approved Account Debtor.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Schedule A:                     Any applicable Schedule A (which may be denoted
                                Schedule A-1, etc.), in substantially the form of Annex II to the Agreement, attached and/or executed in connection with the Agreement, as such schedule is amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Servicer:                       As defined in Section 6(a) of the Agreement.

Servicer Default:               As defined in Section 6(e) of the Agreement.

Servicing Fee:                  With respect to Purchased Receivables under a
                                particular Schedule A, the amount determined by multiplying (a) the Required Amount listed on the applicable Schedule A times (b) a fraction, the numerator of which shall be determined by multiplying (x) the per annum percentage listed as the Servicing Fee on the applicable Schedule
                                A times (y) the number of days in the period from the relevant Effective Date to the relevant
                                Termination Date, and the denominator of which shall be 360.

Stated Termination Date:        The date set forth after such term on the
                                applicable Schedule A, which represents the date on or prior to which each Purchased Receivable must be paid by the relevant Account Debtor in accordance with the payment terms for such Receivable.

Termination Date:               With respect to Purchased Receivables under a
                                particular Schedule A, the earlier of (a) the applicable Stated Termination Date and (b) the date specified in a writing from BANA to Client
                                (which date may be the date of such writing), such earlier date being the date on and after which Client can no longer use Remittances to purchase Replacement Receivables.

                                     FORM OF
                                  SCHEDULE A-__

 Subject to Program for Accounts Receivable Transfer Agreement dated September 22, 2003 executed by Client, Guarantor and Bank of America, N.A., the terms of which are hereby incorporated by reference

            Subject to credit approval and satisfactory documentation

    Client signature below mandates Bank of America to initiate Due Diligence

Effective Date: [_________]

Stated Termination Date:        [_________]

Client/Initial Servicer:        Universal Forest Products RMS, LLC

Client's Credit Rating:         [_________]

Guarantor:                      Universal Forest Products, Inc.

Guarantor's Credit Rating:      [_________]

Account Debtor:                 [_________]

Account Debtor's Credit Rating: [_________]


Receivables:

         Required Amount:                            [$_________]
         Minimum Invoice Tenor Period:               [___] days
         Maximum Invoice Tenor Period:               [___] days
         Minimum Invoice Amount:                     $[__]
         Past Due Grace Period:                      [__________] days

Purchase Price:                 [_________]%

Servicing Fee:                  [_________]% per annum, paid in advance

Due Diligence Expenses:         For the account of Client/Initial Servicer


ACCEPTED AND AGREED:

Bank of America, N.A.               Universal Forest Products          Universal Forest Products, Inc.
                                    RMS, LLC
By:                                 By:                                By:
   ------------------------            -----------------------            -----------------------
Name:                               Name:                              Name:
     ----------------------              ---------------------              ---------------------
Title:                              Title:                             Title:
      ---------------------               --------------------               --------------------

Prospective counterparties should conduct a thorough and independent review of the legal, tax and accounting aspects of any proposed transaction to determine its suitability in light of their particular circumstances. Although the indicative information set forth above is reflective of the terms, as of the specified date, under which Bank of America believes a contract might be structured, no assurance can be given that such a contract will in fact be executed. Purchase Price represents indicative pricing only; the actual Purchase Price shall reflect market conditions at the time of closing.